Exhibit 107

Calculation of Filing Fee Tables

               F-1
(Form Type)

Visionary Education Technology Holdings Group Inc..
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Common Shares,par value $0.000075 per share(3)		Rule 457(o) under the Securities Act	[●]	[●]	$23,000,000	0.00927%	$2,132.10
	Underwriters’ Warrants(4)(5)
	Common shares underlying Underwriters’ warrants(3)		Rule 457(o) under the Securities Act	[●]	[●]	$1,656,000	0.00927%	$153.51
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					24,656,000		$2,285.61
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$2,285.61

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933. Includes the offering price attributable to additional shares that Joseph Stone Capital LLC (the “Underwriters”) has the option to purchase up to [●] shares of Common Shares to cover over-allotments, if any.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.
(3)	In accordance with Rule 416, we are also registering an indeterminate number of additional Common Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	We have agreed to issue, on the closing date of this offering, warrants (the “Underwriters’ Warrants”), to Joseph Stone Capital, LLC, the representative of the Underwriters, to purchase an amount equal to six percent (6.0%) of the aggregate number of Common Shares, par value $0.000075 per share (the “Common Shares”) sold by us in this offering. The exercise price of the Underwriters’ Warrants is equal to 130% of the price of our Common Shares offered hereby. The Underwriters’ Warrants are exercisable for a period of five years from the date of commencement of sales of the Common Shares in this offering.
(5)	No fee required pursuant to Rule 457(g) under the Securities Act.